SCHEDULE 14A
                                 (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                 FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.
                (Name of Registrant as Specified in its Charter)
                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


      (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

      (5) Total fee paid:

________________________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      (1)   Amount Previously Paid:

________________________________________________________________________________

      (2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________

      (3)   Filing Party:

________________________________________________________________________________

      (4)   Date Filed:

________________________________________________________________________________

                 First Investors Financial Services Group, Inc.
                          675 Bering Drive, Suite 710
                              Houston, Texas 77057

                  ____________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               SEPTEMBER 8, 1999
                  ____________________________________________



To the Shareholders:


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Investors Financial Services Group, Inc., a Texas corporation (the "Company"), will be held at Bank of America Center, 700 Louisiana, 5th Floor, Houston, Texas 77002, on Wednesday, September 8, 1999 at 10:00 a.m. local time, for the following purposes:

        1. To elect eight directors to serve for the ensuing year or until their respective successors have been elected and qualified.

        2. To transact any other business as may properly come before the annual meeting or any adjournment thereof.

        The close of business on July 30, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting.

        The Company's Annual Report to Shareholders, including the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1999, accompanies the enclosed Proxy Statement.


                                            By Order of the Board of Directors


                                            /s/ BENNIE H. DUCK
Houston, Texas                                  Bennie H. Duck, Secretary
August 4, 1999


IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                            PROXY STATEMENT FOR THE

                         ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON

                               SEPTEMBER 8, 1999


                                  INTRODUCTION


        The accompanying proxy is solicited by the Board of Directors of First Investors Financial Services Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at Bank of America Center, 700 Louisiana, 5th Floor, Houston, Texas 77002, on September 8, 1999 at 10:00 a.m. local time and at any adjournments thereof, and this Proxy Statement is furnished in connection therewith. When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominees to serve as Directors for the term designated. The Board of Directors knows of no other matters to be brought before the Annual Meeting; however, should any other matters be properly raised at the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the Annual Meeting and voting in person.

        It is anticipated that this Proxy Statement and accompanying notice, proxy card and the Company's Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1999 will first be sent to the shareholders of the Company on or about August 4, 1999.

        The address of the Company's principal executive offices is 675 Bering Drive, Suite 710, Houston, Texas 77057, and the telephone number is (713) 977-2600.

                               VOTING SECURITIES

        The Company has only one class of voting securities outstanding, its Common Stock, of which 5,566,669 shares were outstanding as of July 30, 1999. Each share entitles its holder to one vote. Only shareholders of record at the close of business on July 30, 1999, which has been fixed as the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting or any adjournments thereof.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of June 30, 1999, by: (i) each person who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock, (ii) each director, and (iii) each executive officer named in the Summary Compensation Table elsewhere herein. Unless otherwise indicated, each of the persons has sole voting and dispositive power over the shares of Common Stock shown as beneficially owned by such person.

                                                                               AMOUNT AND
                                                                               NATURE OF
                                                 POSITION                      BENEFICIAL          PERCENT OF
  NAME AND ADDRESS                             WITH COMPANY                    OWNERSHIP             CLASS
  ----------------                           ---------------                 ---------------      ------------
Fentress Bracewell                  Director and Chairman of the Board          216,666                3.9%
2900 Pennzoil Place
700 Louisiana
Houston, Texas 77002

Tommy A. Moore, Jr.                 Director, President and Chief               800,000               14.4%
675 Bering, Suite 710               Executive Officer
Houston, Texas 77057

Joseph A. Pisano                    Senior Vice President                         2,000(1)               *
675 Bering, Suite 710               And Chief Operating Officer
Houston, Texas  77057

Bennie H. Duck                      Vice President, Secretary,                    8,000(2)               *
675 Bering, Suite 710               Treasurer and Chief Financial
Houston, Texas 77057                Officer

Bradley F. Bracewell                Director                                    271,999(3)             4.9%
2417 Maconda
Houston, Texas 77027

Walter A. Stockard, Jr.             Director                                    360,000(4)              6.5%
2001 Kirby, Suite 901
Houston, Texas 77019

J. W. Smelley                       Director                                    250,002                 4.5%
4550 Post Oak Place
Houston, Texas 77027

Walter A. Stockard                  Director                                     75,000                 1.3%
2001 Kirby, Suite 901
Houston, Texas 77019

Roberto Marchesini                  Director and Vice President -                16,000(5)                *
675 Bering, Suite 710               Portfolio Risk Management
Houston, Texas 77057

Robert L. Clarke                    Director                                    63,000(6)               1.1%
2900 Pennzoil Place
700 Louisiana
Houston, Texas 77002

J. Randal Roberts                                                               366,669(7)              6.6%
15 Sundown Parkway
Austin, Texas 78746

JAM Partners, Ltd.                                                              359,500                 6.5%
One Fifth Avenue
New York, New York 10003

All executive officers and                                                    2,062,667(8)             37.1%
directors as a group (10 persons)


--------------------

 *    Less than 1% of the Common Stock outstanding.

(1) Reflects the currently exercisable portion of stock options held by Mr. Pisano covering 10,000 shares in the aggregate.

(2) Reflects the currently exercisable portion of stock options held by Mr. Duck covering 30,000 shares in the aggregate.

(3) Includes 19,999 shares held by the Malachi Fund as to which Mr. Bracewell disclaims beneficial ownership.

(4) Consists entirely of shares held by Mr. Stockard as custodian for two minor children, as to which shares he disclaims beneficial ownership.

(5) Reflects the currently exercisable portion of stock options held by Dr. Marchesini covering 30,000 shares in the aggregate.

(6) Includes 20,000 shares that may be acquired pursuant to the exercise of a stock option.

(7) Includes 20,000 shares held by a trust for a minor child of Mr. Roberts, as to which shares he disclaims beneficial ownership.

(8) Includes 46,000 shares issuable upon exercise of stock options that are currently exercisable. Does not include an aggregate of 829,654 shares (constituting 14.9% of the outstanding Common Stock) that are owned beneficially by various adult members of the families of Walter A. Stockard, Walter A. Stockard, Jr., Fentress Bracewell, Bradley F. Bracewell and J. W. Smelley. Accordingly, the current Directors of the Company and such respective family members, taken together, beneficially own approximately 52% of the Common Stock outstanding. This enables such persons, acting together, to determine the outcome of all matters submitted to a majority vote of shareholders, including the election of all Directors.


                             ELECTION OF DIRECTORS

      At the Annual Meeting eight Directors will be elected to hold office until the 2000 annual meeting of shareholders or until their respective successors are duly elected and qualified. Each of the nominees is presently a member of the Board of Directors, has consented to being named in this Proxy Statement and has notified the Company that he intends to serve, if elected. The following table sets forth certain information concerning the persons who have been nominated for election as Directors.


       NAME                           AGE             POSITION
     -------                        ------           ----------
Fentress Bracewell (1)                77       Director and Chairman of the Board

Tommy A. Moore, Jr.                   42       Director, President and Chief Executive Officer

Roberto Marchesini (2)                55       Director and Vice President - Portfolio Risk Management

J. W. Smelley (1)                     77       Director

Walter A. Stockard                    87       Director

Robert L. Clarke                      57       Director

Bradley F. Bracewell (2)              46       Director

Walter A. Stockard, Jr. (1)(2)        47       Director


--------------------

(1)   Member of the Compensation Committee

(2)   Member of the Audit Committee

      A description of the business experience of each of the nominees is as follows:

      Mr. Fentress Bracewell, a Director of the Company since 1992 and the Chairman of the Board since 1994, is one of the founders and a former managing partner of the law firm of Bracewell & Patterson, Houston, Texas, where he practiced law as a senior partner from 1945 until 1988 and is presently Senior Counsel. Mr. Bracewell previously served as a director of the following publicly-held companies: Southdown, Inc., Frontier Airlines, Inc., First Continental Life Group, Inc., American Funeral Services, Inc. (Chairman of the Board) and The Mischer Corporation. He was formerly a member of the Board of Trustees, and is presently an honorary trustee, of the Institute of International Education (New York) and served as Chairman of the Port of Houston Authority from 1970 to 1985.

      Mr. Moore, a co-founder of the Company in 1989, has served as its President and Chief Executive Officer and a Director since that time. Prior to organizing the Company, Mr. Moore was employed in commercial banking in Houston, Texas where his responsibilities included retail and commercial lending, and also served for a time as manager of finance and leasing for a Houston auto dealership.

        Dr. Marchesini, who became a Director in June 1995, served as the Treasurer, Secretary and Chief Financial Officer of the Company from its inception in 1989 until May 1, 1996, when his duties were reduced to enable him to resume his teaching pursuits. He remains a Director and also continues to serve the Company as its Vice President - Portfolio Risk Management. Prior to June 1995 and subsequent to May 1, 1996, he has also been employed as a Professor of Finance at the University of Houston, Clear Lake, where he has taught in the areas of finance, economics and accounting since 1974 and has served as the Associate Director of the University's Center for Economic Development and Research. Dr. Marchesini holds a Ph.D. degree in economics conferred by the University of Texas in 1974 and a degree in accounting received from the Technical Institute of Rome in 1963.

      Mr. Smelley, a Director of the Company since 1992, is the founder of First Continental Life Group, Inc., a publicly-held life insurance holding company, and First Continental Life and Accident Insurance Company, its life, health and accident insurance subsidiary. Mr. Smelley was the President and Chief Executive Officer of those companies from 1955 until his retirement when they were sold in 1987. He was also a founder and former director of First Continental Mortgage Company and National Acceptance Corporation. Mr. Smelley is a past president and director of the Texas Legal Reserve Association and the National Association of Life Companies.

      Mr. Stockard, a certified public accountant, co-founded the Company with Mr. Moore in 1989 and has been a Director since that time. Mr. Stockard is an independent oil operator and an investor in oil and gas properties. He founded Alamo Barge Lines, Inc. in 1947 and was a substantial shareholder of that company until its sale in 1980. Mr. Stockard was also a founder of Big Six Drilling Company in 1945 and served as its vice president until 1992.

      Mr. Clarke, who became a Director in June 1995, is a senior partner of the law firm of Bracewell & Patterson, Houston, Texas. From 1985 to 1992, he served as the Comptroller of the Currency of the United States. Mr. Clarke also serves as a director of Centex Construction Products, Inc., a publicly-held company.

      Mr. Bradley Bracewell has been a Director of the Company since 1992. Prior to its sale to Compass Bancshares in early 1998, Mr. Bracewell served as Chairman of the Board and President of First University Corporation, a bank holding company, and Chairman of the Board and Chief Executive Officer of West University Bank, N.A., its banking subsidiary. He served as a director of the Texas Bankers Association from 1990 to 1993 and has previously been a director of First Continental Life Group, Inc., a publicly-held life insurance holding company, and First National Bank of Missouri City. Mr. Bracewell is an attorney and, prior to practicing with his own firm from 1983 to 1989, was associated with the Houston law firm of Vinson & Elkins L.L.P.

      Mr. Walter Stockard, Jr. has been a director of the Company since 1989 and has been an investor in oil and gas properties and real estate for more than the past five years.

      Shareholders may not cumulate their votes in the election of directors. The eight nominees receiving the highest number of affirmative votes will be elected to the Board. Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for election for any reason, then the shares represented by the proxy will be voted for the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the proxy.

              OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

      During the fiscal year ended April 30, 1999, the Board of Directors met 12 times. All Directors attended 75 percent or more of the meetings of the Board of Directors and of the Committees of the Board on which they served during the past fiscal year.

      The Board of Directors has two committees: the Audit Committee and the Executive Compensation Committee. The Audit Committee, which met one time during the past fiscal year, acts as a direct liaison between the Board and the Company's independent auditors, and its functions include recommending the engagement of auditors, reviewing the scope and results of the annual audit and reviewing, as appropriate, the Company's accounting policies, internal controls and financial reporting practices. The Executive Compensation Committee, which did not meet during the past fiscal year, is responsible for formulating recommendations to the Board concerning salaries, bonuses and other compensation arrangements for senior management and key employees. The Board of Directors has no nominating committee.

      The Company pays a monthly fee in the amount of $500 to each Director who is not an officer or employee of the Company, and reimburses their out-of-pocket expenses incurred in connection with their services as such, including travel expenses.

      In August 1995, when Robert L. Clarke joined the Board of Directors, he was granted a non-transferable option to purchase up to 20,000 shares of Common Stock, in recognition of the fact that he was the only member of the Board who was neither an executive officer nor a substantial shareholder of the Company. The option is exercisable in whole at any time or in part from time to time at an exercise price of $11.00 per share. The option will terminate one year after Mr. Clarke ceases to be a member of the Board of Directors, except that in the event of Mr. Clarke's death while serving as a Director the option would be exercisable by his heirs or representatives of his estate for a period of two years after the date of death.

      Bradley F. Bracewell is the son of Fentress Bracewell and Walter A. Stockard, Jr. is the son of Walter A. Stockard.

                            OTHER EXECUTIVE OFFICERS

      Other executive officers of the Company, each of whom serves at the pleasure of the Board of Directors, are as follows:

        NAME               AGE                 POSITION
      -------            ------               -----------
Joseph A. Pisano           53        Senior Vice President and Chief Operating
                                     Officer

Bennie H. Duck             35        Vice President, Secretary, Treasurer and
                                     Chief Financial Officer

      Mr. Pisano joined the Company in March 1998 as its Senior Vice President and Chief Operating Officer. He was previously employed by Gulf States Acceptance Company, a sub-prime auto finance company where he served for three years as Vice President of Operations. Prior to that, he served two years as General Manager of Nissan Motor Acceptance Corporation. In addition, he has 27 years of experience in lending and loan operations, including seven years as a Deputy Division Manager with National Westminster Bank and 18 years in business development positions at General Electric Credit Corporation.

      Mr. Duck joined the Company in May 1996 as its Vice President, Secretary, Treasurer and Chief Financial Officer. Mr. Duck was previously employed for ten years by NationsBank in various capacities and most recently as a Vice President of Corporate Finance.

SUMMARY COMPENSATION TABLE

      The following table sets forth, for the past three fiscal years, the compensation of the President, Chief Executive Officer, and Chief Operating Officer of the Company and of the Company's other executive officer whose salary and bonus exceed $100,000.

                                                                                      LONG TERM
                                      ANNUAL COMPENSATION                            COMPENSATION
     NAME AND                         -------------------                          ----------------       ALL OTHER
 PRINCIPAL POSITION                  YEAR           SALARY             BONUS        STOCK OPTIONS        COMPENSATION
--------------------                ------         --------          ---------     ----------------    -----------------
Tommy A. Moore, Jr.                  1997          $150,000          $109,000                              $    -0-
President and Chief                  1998          $150,000          $     -0-                             $    -0-
Executive Officer                    1999          $150,000          $ 96,400                              $    -0-

Joseph A. Pisano                     1997          $     -0-         $     -0-                             $    -0-
Senior Vice President and            1998          $ 15,577          $     -0-                             $    -0-
Chief Operating Officer              1999          $150,000          $     -0-        10,000(1)            $    -0-

Bennie H. Duck                       1997          $125,000          $     -0-                             $    -0-
Secretary, Treasurer and             1998          $125,000          $     -0-        10,000(2)            $    -0-
Chief Financial Officer              1999          $140,000          $     -0-        20,000(3)            $    -0-


--------------------

(1) Consists of options under the Company's 1995 Employee Stock Option Plan granted effective March 19, 1998 and covering 10,000 shares of Common Stock. See "Stock Option Plan".

(2) Consists of options under the Company's 1995 Employee Stock Option Plan granted effective June 20, 1996 and covering 10,000 shares of Common Stock. See "Stock Option Plan".

(3) Consists of options under the Company's 1995 Employee Stock Option Plan granted effective July 15, 1997 and covering 20,000 shares of Common Stock. See "Stock Option Plan".

                             EMPLOYMENT AGREEMENTS

        The Company had an employment agreement with Tommy A. Moore, Jr., its President and Chief Executive Officer, that extended until March 1997. This agreement provided for an annual salary of $70,000 until it was amended, effective October 1995, to increase the annual salary to $150,000. The agreement also provided for an annual incentive bonus not to exceed 5% of the consolidated pre-tax net income of the Company subject to deferral for a reasonable period of time at the discretion of the Board of Directors depending on the liquidity position and cash requirements of the Company at the time of payment. The employment agreement expired in March, 1998. Effective July 16, 1997, the Company entered into a new employment agreement with Mr. Moore providing for an annual salary of $150,000 and an annual incentive bonus payable subsequent to fiscal year end 1998 in an amount to be determined by the Board of Directors based on the financial performance of the Company. The agreement expired July 15, 1998.

        Effective May 1, 1996, the Company entered into an employment agreement with Bennie H. Duck in connection with Mr. Duck's joining the Company as Vice President, Secretary, Treasurer and Chief Financial Officer. This agreement was for a term of two years and provided for an annual salary of $125,000. In addition,

Mr. Duck was entitled to receive a bonus each fiscal year covered under the term of the agreement (the fiscal year ending April 30, 1997 and April 30, 1998) in an amount varying from $6,667 to $40,000 depending upon the results of operations of the company. Mr. Duck earned no bonus under the employment agreement for the fiscal year ending April 30, 1997 or 1998. Effective May 1, 1998, Mr. Duck's employment agreement was renewed, extending the maturity date to July 31, 2000, increasing the annual salary to $140,000. In addition, Mr. Duck may be entitled to receive an annual bonus, varying from $6,667 to $40,000 depending on the results of operations of the Company for the fiscal years ending April 30, 1999 and 2000.

        Effective March 19, 1998, the Company entered into an employment agreement with Joseph A. Pisano in connection with Mr. Pisano's joining the Company as Senior Vice President and Chief Operating Officer. The agreement expires July 31, 2000 and provides for an annual salary of $150,000. In addition, Mr. Pisano may be entitled to receive an annual bonus varying from $6,667 to $40,000 depending on the results of the Company for the fiscal years ending April 30, 1999 and 2000.

                               STOCK OPTION PLAN

        In June 1995, the Board of Directors adopted the Company's 1995 Employee Stock Option Plan (the "Plan"), which was thereafter approved by the shareholders of the Company. The Plan is administered by the Compensation Committee of the Board of Directors and provides that options may be granted to officers and other key employees for the purchase of up to 300,000 shares of Common Stock, subject to adjustment in the event of certain changes in capitalization. Options may be granted either as incentive stock options (which are intended to qualify for certain favorable tax treatment) or as non-qualified stock options.

        The Compensation Committee selects the persons to receive options and determines the exercise price, the duration, any conditions on exercise and other terms of the options. In the case of options intended to be incentive stock options, the exercise price may not be less than 100% of the fair market value per share of Common Stock on the date of grant. With respect to non-qualified stock options, the exercise price may be fixed as low at 50% of the fair market value per share at the time of grant. In no event may the duration of an option exceed 10 years and no option may be granted after the expiration of 10 years from the adoption of the Plan.

        The exercise price of the option is payable in full upon exercise and payment may be in cash, by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and shares. At the discretion of the Compensation Committee, options may be issued in tandem with stock appreciation rights entitling the option holder to receive an amount in cash or in shares of Common Stock, or a combination thereof, equal in value to any increase since the date of grant in the fair market value of the Common Stock covered by the option.

        As of April 30, 1999, the Compensation Committee had granted options covering a total of 117,000 shares of Common Stock to nine officers and key employees of the Company. The following table summarizes the pertinent information covering options granted on specific dates. All options become exercisable in cumulative annual increments of 20% beginning one year from the date of each grant and, if not exercised, expire ten years from the date of each grant.


                           NUMBER OF SHARES
    GRANT DATE        UNDERLYING OPTIONS GRANTED        EXERCISE PRICE ($/SHARE)
    ----------        --------------------------        ------------------------
     7/6/95                   40,000(1)                          11.000
     6/20/96                  10,000(2)                          11.000
     7/15/97                  57,000(3)                           7.375
     3/19/98                  10,000(4)                           6.750


--------------------

(1)   Granted to five officers and key employees of the Company.

(2) Granted to Bennie H. Duck in connection with his joining the Company as Vice President, Secretary, Treasurer and Chief Financial Officer.

(3)   Granted to seven officers and key employees of the Company.

(4) Granted to Joseph A. Pisano in connection with his joining the Company as Senior Vice President and Chief Operating Officer.

      The following table sets forth information concerning the grant of options under the Plan to officers named in the Summary Compensation Table above.


                                                  INDIVIDUAL GRANTS
                                                  -----------------
                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                 NUMBER OF           PERCENTAGE                                              ANNUAL RATE OF
                                SECURITIES            OF TOTAL                                                STOCK PRICE
                                UNDERLYING            OPTIONS                                               APPRECIATION FOR
                                 OPTIONS             GRANTED TO           EXERCISE                         OPTION TERMS ($)(4)
                                 GRANTED             EMPLOYEES             PRICE         EXPIRATION      ----------------------
        NAME                    (SHARES)           IN FISCAL YEAR        ($/SHARE)          DATE            5%            10%
        ----                    ---------         ----------------       ----------     ------------     --------      --------
   Bennie H. Duck              10,000 (1)              100%                11.000         06/20/06       $179,178      $285,312
                               20,000 (2)               30%                 7.375         07/15/07       $240,262      $382,577
   Joseph A. Pisano            10,000 (3)               15%                 6.75          03/19/08       $109,950      $175,078


--------------------

(1) The options vest in cumulative annual increments of 20% beginning June 20, 1997.

(2) The options vest in cumulative annual increments of 20% beginning July 15, 1998.

(3) The options vest in cumulative annual increments of 20% beginning March 19, 1999.

(4) These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

      No stock options were exercised during the fiscal year ended April 30, 1999.

      The Company has also granted a non-qualified stock option, covering 20,000 shares of Common Stock, to a Director who is neither an officer nor an employee. The terms of this option, which was not issued under the Plan, are described above under "Other Information Concerning the Board of Directors."

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the quarterly percentage change in the cumulative total shareholder return on the Company's (FIFS) Common Stock, since the Company's initial public offering on October 4, 1995, against the cumulative total return indices of the Nasdaq Stock (U.S.) Index and the Nasdaq Financial Index for the period between October 4, 1995 and April 30, 1999. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance. The Company will not make nor endorse any predictions of future stock performance.


                     STOCK QUARTERLY PERFORMANCE COMPARISON
              FIFS vs NASDAQ and NASDAQ Financial Company Indexes


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


       DATE            NASDAQ US           NASDAQ FINANCE       FIFS MONTH END
     --------         -----------         ----------------     ----------------
     10/04/95           100.000               100.000              100.000
     10/31/95           103.53                100.98                87.95
     01/31/96           105.91                108.32                79.55
     04/30/96           119.46                112.51               104.55
     07/31/96           108.69                111.89                90.91
     10/31/96           122.19                128.44                93.18
     01/31/97           138.85                144.00                81.82
     04/30/97           126.44                146.04                63.64
     07/31/97           160.39                180.13                68.18
     10/31/97           160.83                192.69                72.73
     01/31/98           164.05                202.89                63.64
     04/30/98           189.22                227.02                70.45
     07/31/98           160.39                180.13                68.18
     10/31/98           180.38                191.67                42.05
     01/31/99           256.31                203.49                50.00
     04/30/99           256.64                221.68                48.86


                         COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1999.

        Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Committee has adopted the following objectives as guidelines for making its compensation decisions:

        o Provide a competitive total compensation package that enables the Company to attract and retain key executives.

        o Integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

        o Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

        Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals whom the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

        To ensure retention of qualified management, the Company has entered into employment agreements with key management personnel. The employment agreements establish annual base salary amounts that the Committee may increase based on the foregoing criteria, as well as performance based incentive bonuses. See "Employment Agreements".

        The 1995 Employee Stock Option Plan is intended to provide key employees, including the Chief Executive Officer and other executive officers of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company.

Date:  July 28, 1999

                          1999 Compensation Committee
                           of the Board of Directors
                               Fentress Bracewell
                                  J.W. Smelley
                            Walter A. Stockard, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the 1999 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or
(iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company. One of the members of the Compensation Committee, Fentress Bracewell, is the Chairman of the Board of the Company, but is not an employee.

                            APPOINTMENT OF AUDITORS

        The Board of Directors has selected the accounting firm of Arthur Andersen LLP to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending April 30, 2000. This firm has served as the Company's independent auditors for each fiscal year since 1992.

        A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                      COMPLIANCE WITH FILING REQUIREMENTS

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, Directors, executive officers and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and at the time of any changes in beneficial ownership occurring thereafter. Based upon a review of reports submitted to the Company and representations of persons known by the Company to be subject to these reporting requirements, the Company believes that all such reports due in the fiscal year ended April 30, 1999 were filed on a timely basis.

                             SHAREHOLDER PROPOSALS

        Any proposals of Shareholders which are intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company by April 5, 2000 for consideration for inclusion in the proxy statement and form of proxy for that meeting. Any such proposals should be submitted to the Secretary of the Company at 675 Bering Drive, Suite 710, Houston, Texas 77057.

                            EXPENSES OF SOLICITATION

        The cost of solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The Directors, officers and other regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by mail, telephone or other form of direct communication. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation material to beneficial owners.


                                         By Order of the Board of Directors


                                         /s/ BENNIE H. DUCK
                                             Bennie H. Duck, Secretary

                            FIRST INVESTORS FINANCIAL
                              SERVICES GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          WEDNESDAY, SEPTEMBER 8, 1999



FIRST INVESTORS FINANCIAL SERVICES GOUP, INC.                              PROXY
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 8, 1999


Fentress Bracewell, Tommy A. Moore, Jr., and Roberto Marchesini, and each or any of them, with full power of substitution and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FIRST INVESTORS FINANCIAL SERVICES GROUP, INC. to be held at the Bank of America Center, 700 Louisiana, 5th Floor, Houston, Texas on Wednesday, September 8, 1999 at 10:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN.


                                     (SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.)



                             o PLEASE DETACH HERE o

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of Directors:          Fentress Bracewell           J. W. Smelley            [ ] Vote FOR          [ ] Vote WITHHELD
                                   Tommy A. Moore, Jr           Walter A. Stockard           all nominees          from all nominees
                                   Bradley F. Bracewell         Robert L. Clarke
                                   Walter A. Stockard, Jr.      Roberto Marchesini


(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        --------------------------------------------------
WRITE THAT NOMINEE(S) NAME IN THE BOX PROVIDED TO THE RIGHT.)                  |                                                  |
                                                                                --------------------------------------------------

2. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.


Address Change?  Mark Box  [ ]
Indicate changes below:                   Date:_________________________________


                                          ______________________________________
                                          SIGNATURE


                                          ______________________________________
                                          SIGNATURE


                                          Please sign exactly as your name(s)
                                          appear on Proxy. If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc., should
                                          include title and authority.
                                          Corporations should provide full name
                                          of corporation and title of authorized
                                          officer signing the proxy.